UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 13, 2008
DIAMOND FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1050 S. Diamond Street
Stockton, California	95205

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (209) 467-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On August 13, 2008, Diamond Foods, Inc. (“Diamond Foods”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with General Mills, Inc. (“General Mills”), pursuant to which Diamond Foods will acquire the Pop Secret® popcorn business from General Mills for approximately $190 million in cash (the “Asset Purchase”). Diamond Foods expects to fund the acquisition of the Pop Secret business, in part, with proceeds from a new credit facility, which it expects to enter into concurrently with the closing of the Asset Purchase. The Purchase Agreement contains customary representations and warranties by General Mills and Diamond Foods, and customary covenants and agreements by and between the parties, including an agreement for General Mills to provide certain transition services associated with the Pop Secret business for up to six months after closing. The Asset Purchase is subject to customary closing conditions, including regulatory approval, and the parties anticipate that the closing will occur this fall.
A copy of Diamond Foods’ press release announcing the Asset Purchase is filed as an exhibit to this current report.
Item 7.01 Regulation FD Disclosure
Diamond Foods anticipates that its earnings per share for the the fiscal year ending July 31, 2009, including the impact of the Asset Purchase, will be in the range of $1.20 to $1.27. This expectation is a forward-looking statement, that necessarily depends on assumptions, data and analysis that may be incorrect or imprecise, and our expectation is subject to many risks and uncertainties, so the actual results could be materially different. Some factors that could cause actual results to differ from our expectations include changes in the availability and pricing of raw materials, potential loss of key customers or reduced orders from key customers, competitive pressure, and potential difficulties with integrating acquired businesses. A more extensive list of factors that could materially affect our results can be found in Diamond’s periodic reports on file with the Securities and Exchange Commission, which are available at www.sec.gov and on request from our investor relations department.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of Diamond Foods, whether made before or after the date of this report, regardless of any general incorporation language in any such filing.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits.

Exhibit	Description

99.1	Diamond Foods, Inc. press release dated August 13, 2008, announcing definitive agreement to acquire Pop Secret® from General Mills.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.
Date: August 13, 2008	By:	/s/ Stephen Kim
		Name:	Stephen Kim
		Title:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Diamond Foods, Inc. press release dated August 13, 2008, announcing agreement to acquire Pop Secret® from General Mills.

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